Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-130857) and Form S-8 (Nos. 333-89576, 333-89580, 333-107775, 333-113284 and 333-159099) of EnPro Industries, Inc. of our report dated March 15, 2011 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
March 15, 2011